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As filed with the Securities and Exchange Commission on April 3, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EVERSOURCE ENERGY
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2147929 (I.R.S. Employer Identification Number)

300 Cadwell Drive, Springfield, MA 01104, (800) 286-5000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GREGORY B. BUTLER
Executive Vice President and General Counsel
Eversource Energy
56 Prospect Street
Hartford, Connecticut 06103-2818
(800) 286-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum Offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common shares, $5.00 par value per share	1,750,000	$57.29	$100,257,500	$12,482.06

(1)
Pursuant to Rule 416(a), also includes such indeterminate number of common shares as may be issued as a result of adjustment by reason of a share dividend, share split, recapitalization or other similar event. Includes 648,422 unsold shares from the registrant's Registration Statement on Form S-3 (SEC File No. 333-203174), filed with the Commission on April 1, 2015 (the "Prior Registration Statement"), for which shares this Registration Statement is being filed pursuant to Rule 415(a)(5) of the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 415(a)(6), the offering of the unsold shares registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(2)
Estimated solely for purposes of determining the registration fee. This amount was calculated in accordance with Rule 457(c) of the Securities Act and based on the average high and low sale prices of the registrant's common shares as reported on the New York Stock Exchange on March 26, 2018.

(3)
Pursuant to Rule 457(p) under the Securities Act, $8,710.06 of this amount is being paid with the filing of this Registration Statement; the balance is paid by offset of $3,772 of the filing fee paid with the Prior Registration Statement.

PROSPECTUS

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,750,000 Common Shares

        This prospectus describes and constitutes the Eversource Energy Dividend Reinvestment and Share Purchase Plan (the "Plan"). This prospectus relates to 1,750,000 common shares of Eversource Energy, offered for purchase under the Plan. Our common shares are listed on the New York Stock Exchange (the "NYSE") and trade under the symbol "ES." Please read this prospectus carefully and keep it for future reference. If you have any questions about the Plan, please call the Plan administrator, Computershare Trust Company, N.A., a wholly-owned subsidiary of Computershare Inc., toll free at 1-800-999-7269, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 8:30 a.m. and 6:00 p.m., Eastern Time, Monday through Friday.

        In this prospectus, the "Company," "we," "us" and "our" refer to Eversource Energy.

        The Plan provides a convenient and economical method for existing investors to increase their holdings of our common shares and to permit new investors to make an initial investment in our common shares.

        As a participant in the Plan, you can:

  •
  reinvest all or some of your cash dividends in our common shares;

  •
  purchase our common shares through a convenient method; or

  •
  build your investment over time, starting with as little as $500 minimum initial investment, or $50 per month investment if you authorize automatic monthly cash investments.

        Investing in our common shares involves risks. See "Risk Factors" on page 2 of this prospectus for matters to consider before participating in the Plan or before purchasing our common shares.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any state or country where the offer or sale is not permitted.

The date of this prospectus is April 3, 2018

        No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations.

        This prospectus is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") to register the common shares to be offered for purchase by Plan participants using a "shelf" registration process as a "well-known seasoned issuer." Under the shelf registration process, we may, from time to time, issue and sell the common shares described in this prospectus.

RISK FACTORS

        Investing in our common shares involves risks. You should carefully consider the risks described under the caption "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018, and incorporated by reference in this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our common shares. See "WHERE YOU CAN FIND MORE INFORMATION" below.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common shares offered in this prospectus. We have not included certain portions of the Registration Statement in this prospectus as permitted by the SEC's rules and regulations. Statements in this prospectus concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and are qualified in their entirety by reference to such exhibit. For further information, you should refer to the Registration Statement and its exhibits.

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the Registration Statement (with exhibits), as well as the reports and other information we have filed with the SEC, at the SEC's Public Reference Room at its principal offices at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling 1-800-SEC-0330. Information filed by us is also available at the SEC's website at www.sec.gov. You can find additional information about us on the Company's website at www.eversource.com. The information on this website is not a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, until the offering of the common shares described in this prospectus is terminated:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017; and

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  Our Current Reports on Form 8-K filed with the SEC on January 11, 2018, January 12, 2018, January 16, 2018, January 25, 2018, February 2, 2018, and February 7, 2018.

FORWARD-LOOKING STATEMENTS

        From time to time, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify our forward-looking statements through the use of words or phrases such as "estimate," "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could," and other similar expressions. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that could cause our actual results to differ materially from those contained in our forward-looking statements, including, but not limited to:

  •
  cyber breaches and other disruptions to our information technology system that may compromise the confidentiality of our proprietary information and the personal information of our customers,

  •
  acts of war, terrorism or grid disturbances that may disrupt our transmission and distribution systems,

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  ability or inability to successfully commence and complete our major strategic development opportunities,

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  actions or inaction of local, state and federal regulatory, public policy and taxing bodies,

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  changes in business conditions, which could include disruptive technology related to our current or future business model,

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  changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability,

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  fluctuations in weather patterns, including extreme weather due to climate change,

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  changes in laws, regulations or regulatory policy,

  •
  changes in levels or timing of capital expenditures,

  •
  disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly,

  •
  developments in legal or public policy doctrines,

  •
  technological developments and alternative energy sources,

  •
  changes in accounting standards and financial reporting regulations,

  •
  actions of rating agencies, and

  •
  other presently unknown or unforeseen factors.

        Other risk factors are detailed in our reports filed with the SEC and updated as necessary, and we encourage you to consult such disclosures.

        All such factors are difficult to predict and contain uncertainties that may materially affect our actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for us to predict all of such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

 EVERSOURCE ENERGY

        Eversource Energy, a voluntary association and Massachusetts business trust, headquartered in Boston, Massachusetts and Hartford, Connecticut, is a public utility holding company under the Federal Energy Regulatory Commission's rules under the Public Utility Holding Company Act of 2005. We are engaged primarily in the energy delivery business through wholly-owned regulated electric, gas and water utility subsidiaries that serve residential, commercial and industrial customers in parts of Connecticut, Massachusetts and New Hampshire.

        Our principal executive office is located at 300 Cadwell Drive, Springfield, Massachusetts 01104. Our general business offices are located at 800 Boylston Street, Boston, Massachusetts 02199 and 56 Prospect Street, Hartford, Connecticut 06103.

USE OF PROCEEDS

        We will receive proceeds from purchases of our common shares through the Plan only if the purchases are made directly from us rather than by the independent agent in the open market. We have no basis for estimating either the number of common shares that will ultimately be sold pursuant to the Plan or the prices at which such common shares will be sold. We intend to use any such proceeds for general corporate purposes.

DESCRIPTION OF THE PLAN

        The following is a question and answer statement of the provisions of the Eversource Energy Dividend Reinvestment and Share Purchase Plan (the "Plan").

PURPOSE

1.     What is the purpose of the Plan?

        The purpose of the Plan is to provide participants with a convenient and economical way of investing cash dividends in common shares of the Company as well as making optional cash investments to purchase common shares.

        The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of common shares with a mechanism for generating assured short-term profits through rapid turnover of common shares. The Plan's intended purpose precludes any person, organization or other entity from establishing a series of related accounts for conducting arbitrage operations and/or exceeding the annual maximum purchase amount. We accordingly reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with its intended purpose.

RISKS, FEATURES AND BENEFITS

2.     What are the disadvantages or risks of the Plan?

        In addition to those risks of an investment in our common shares set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 26, 2018, and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the "Exchange Act," as discussed on pages 3-4 of this Prospectus, the disadvantages or risks of the Plan include:

  •
  No interest paid on funds pending investment.  No interest is paid on dividends or funds held by the Plan administrator pending investment or reinvestment.

  •
  You bear all risk of loss that may result from market fluctuations in the price of common shares of the Company.  Your ability to purchase or sell common shares is subject to the terms of the Plan.

  •
  You may not be able to purchase or sell your common shares in the Plan in time to react to market conditions.  In addition, you will not know the exact number of common shares purchased until after the Investment Date. Accordingly, you must bear the market risk associated with fluctuations in the price of our common shares.

  •
  We do not guarantee the payment of future dividends.  Our Board of Trustees has the sole discretion to declare and pay dividends. Although we have paid cash dividends on a regular basis since 1999, the amount and timing of any dividends may be changed at any time without notice. See Question 15 below for additional information regarding the payment of dividends.

3.     What are the features of the Plan?

        Participants in the Plan may:

  •
  reinvest all or part of their dividends on Eversource Energy common shares;

  •
  purchase additional common shares with cash, as often as once per week ($50 minimum-$250,000 annual maximum);

  •
  use electronic funds transfer from their U.S. bank account for automatic monthly purchase of common shares;

  •
  sell common shares through the Internet or by telephone;

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  deposit common share certificates in safekeeping; and

  •
  receive an annual statement of account with a complete record of each transaction.

        Full investment of funds is possible under the Plan because the Plan permits fractional common shares, as well as full common shares, to be credited to participants' accounts. In addition, dividends in respect of such fractions, as well as on full common shares, will be credited to participants' accounts.

ADMINISTRATION

4.     Who administers the Plan for participants?

        Computershare Trust Company, N.A. ("Computershare"), a federally chartered trust institution, administers the Plan for participants, maintains records, sends statements of account to participants following the completion of any activity affecting the balance of an account and performs other duties relating to the Plan. Correspondence to Computershare should be sent to Computershare Investor Services, Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. Computershare may be contacted by calling 1-800-999-7269 or for the TDD for the hearing impaired by calling 1-800-952-9245. You may also contact Computershare through the Internet at www.eversource.com or through Computershare's website at www.computershare.com/investor.

PARTICIPATION

5.     Who is eligible to participate in the Plan?

  Eversource Energy Shareholders:

        All holders of record of Eversource Energy common shares are eligible to participate in the Plan. Purchases under the Plan will be made only in common shares. Beneficial owners of any of the Company's common shares whose common shares are registered in names other than their own (e.g., a broker or bank nominee), may arrange for the record holder to participate in the Plan on his or her behalf. To facilitate this, the Company has instructed Computershare to make arrangements with major depositories to provide for brokers and bank nominees to participate on a dividend-by-dividend basis on behalf of beneficial owners. Beneficial owners who are unable to arrange participation with their broker or bank nominee must become a record holder by having the common shares registered in their own name. Alternatively, beneficial owners may participate in the same manner as interested investors who do not currently own any common shares, as described below.

  Interested Investors Who Are Not Currently Shareholders:

        All interested investors who are not already shareholders of the Company may participate in the Plan without first becoming shareholders of the Company. Once an interested investor joins the Plan, that investor's participation in the Plan is no different from that of any other shareholder who participates in the Plan.

PARTICIPATION BY CURRENT SHAREHOLDERS

6.     How does a current shareholder enroll in the Plan?

        A shareholder may enroll in the Plan at any time:

  •
  through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor;

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  by calling Computershare at 1-800-999-7269; or

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  by completing the Enrollment Form and returning it to Computershare.

Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared.

7.     Can a shareholder deposit common shares held in certificate form in Safekeeping?

        Any shareholder who holds common shares in certificate form may deposit those common shares into the Plan. Deposited common shares will then be held in book-entry form (i.e., deposit those common shares in "Safekeeping" as described below).

        The certificates of common shares submitted for Safekeeping will be added to the participant's account balance and will appear in subsequent statements. Certificates should be sent to Computershare Trust Company, N.A., Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078 by registered or certified mail, properly insured, with a letter of instruction notifying Computershare of a desire to deposit shares into Safekeeping. Certificates should not be endorsed for deposit purposes.

PARTICIPATION BY INTERESTED INVESTORS WHO ARE NOT CURRENTLY SHAREHOLDERS

8.     How does an interested investor who is not currently a shareholder enroll in the Plan?

        If you are not a current Eversource Energy shareholder, you may enroll in the Plan through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor. Alternatively, you may mail a completed Initial Enrollment Form together with a check for at least $500 payable to "Computershare" to Computershare Trust Company, N.A., Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078 in the return envelope provided. All checks must be in U.S. funds and drawn on a U.S. bank or financial institution. Computershare will not accept cash, traveler's checks, money orders or third-party checks.

        You may also enroll in the Plan by authorizing a minimum of ten (10) consecutive automatic monthly deductions of at least $50 from your U.S. bank account. Simply complete a Direct Debit Authorization form. For further information about automatic monthly deductions, see Question 13.

        Upon receiving the Initial Enrollment Form and establishing an account, Computershare will make the initial investment within five (5) trading days.

PARTICIPATION BY EMPLOYEES

9.     How does an employee enroll in the Plan?

        Employees may also enroll in the same manner as current shareholders or interested investors as described above. In addition, employees may enroll in the Plan by means of the payroll deduction option as described in Question 13.

INVESTMENT OPTIONS

10.   What are the dividend reinvestment options?

        As a participant in the Plan, you may elect to reinvest all, part, or none of the dividends on your Eversource Energy common shares for the purchase of additional Eversource Energy common shares. The options available to you are as follows:

  •
  Full Dividend Reinvestment.  If you select this option, Computershare will apply all of your dividends on all Eversource Energy common shares registered in your name toward the purchase of additional Eversource Energy common shares.

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  Partial Dividends Paid in Cash.  If you select this option, Computershare will pay your dividends in cash on the number of common shares that you specify on your enrollment form and apply the balance of your dividends toward the purchase of additional common shares.

  •
  All Dividends Paid in Cash (No Dividend Reinvestment).  If you select this option, your dividends will not be reinvested. Instead, you will receive payment by check or direct deposit (at your option) for all of your cash dividends.

The dates on which dividends will be reinvested are described in Question 15. Computershare will continue to reinvest your dividends as you have indicated on your enrollment form until you specify otherwise.

FEES

11.   Are there any fees to participants in connection with purchases under the Plan?

        The following fees apply:

Description	Amount
Initial enrollment fee, if applicable	$10.00
Service charge for optional cash investments (checks)	$5.00 per purchase
Service charge for investment of automatic bank withdrawals	$2.50 per purchase
Processing fee on open market purchases of common shares (including optional cash investments and dividend reinvestment)	$0.05 per share
Service charge for a batch order sale of common shares	$15.00 per sale
Processing fee on a batch order sale of common shares	$0.10 per share
Service charge for a market order sale of common shares	$25.00 per sale
Processing fees on a market order sale of common shares	$0.10 per share
Deposit of Certificates	No charge
Certificate Withdrawal	No charge
Book-to-Book Transfers	No charge
Charge for dishonored checks/automatic monthly withdrawals	$35.00 per occurrence
Charge for copies of statement for prior year history	$25.00 per year

All per share processing fees include the applicable brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. All Plan fees and charges, including processing fees, are subject to change without notice.

OPTIONAL CASH INVESTMENTS

12.   What are the limitations on making optional cash investments?

        The option to make cash investments is available to participants at any time. To purchase common shares by making optional cash investments, you must invest at least $50 at any one time (at least $500 for an initial investment if you are not already a shareholder) but cannot invest more than $250,000 in any calendar year. The same amount of money need not be invested each time, and there is never any obligation to make an optional cash investment.

13.   How is an optional cash investment made?

        There are several ways to make optional cash investments:

  By Check:

  Optional cash investments may be made by the use of the cash payment form attached to the statement sent to participants by Computershare. Optional cash investments should be made in the form of a check payable in U.S. funds, drawn on a U.S. bank. Checks should be made payable to Computershare, and mailed to the address that appears on a participant's Statement of Holdings in the envelope provided.

  An optional cash investment may be made by a shareholder when enrolling by enclosing a check with the completed Enrollment Form. Checks should be made payable to Computershare, and returned in the envelope provided to the address on the form along with the Enrollment Form.

  Computershare will not accept cash, traveler's checks, money orders or third-party checks for optional cash investments.

  Through the Internet:

  Optional cash investments may be made through the Internet with a withdrawal from a U.S. savings or checking account at www.eversource.com or Computershare's website at www.computershare.com/investor. Participants should check their online confirmation for their bank account withdrawal date and their Investment Date.

  By Automatic Monthly Investment:

  Participants in the Plan may make automatic monthly investments of a specified amount (not less than $50 per month) through an ACH withdrawal from their savings or checking account at a U.S. bank. Once automatic deductions are initiated, funds will be debited from the participant's designated bank account on either the 1st or the 15th of each month, or both. If the 1st or 15th is not a banking business day, then the debit date will be the next business day that is also a banking day. Automatic investment funds will be invested in common shares on the next Investment Date. Participants may enroll through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor. Alternatively, Direct Debit Authorization forms may be obtained by calling Computershare at 1-800-999-7269. Properly completed Direct Debit Authorization Forms returned to Computershare will be processed and will become effective as promptly as practicable. However, you should allow four to six weeks for the first investment to be initiated using the automatic investment feature.

  Automatic withdrawals will continue indefinitely until Computershare is notified that the automatic deductions are to stop. Participants can change or stop the automatic payments by providing notice through the Internet or by completing and returning a new form to Computershare.

  Through Payroll Deduction (Employees Only):

  Employees can enroll in the Plan and make optional cash investments through payroll deductions. To authorize payroll deductions, employees should complete the Employee Payroll Deduction Authorization Form (available from the Company's Investor Relations Department). This form authorizes the Company to deduct any amount specified by the employee, but at least $50 per month (and subject to the $250,000 annual maximum investment), from the employee's regular paycheck. Each month, Computershare will invest the accumulated payroll deductions in common shares beginning on the first optional cash Investment Date for that month. If the total amount contributed by an employee through payroll deductions and optional cash investments exceeds the annual $250,000 limit, Computershare will return to the employee the excess received over $250,000.

  In order to commence payroll deductions, the Employee Payroll Deduction Authorization Form must be received by the Company's Payroll Department two weeks before the payday on which the employee has requested the deductions to begin. An employee may change the amount of the deductions by submitting a new Employee Payroll Deduction Authorization Form, or other appropriate form which may be obtained from the Company, two weeks before the payday on which the employee wishes to effect the change. No interest will be paid by the Company or Computershare on payroll deductions.

14.   When will optional cash investments received by Computershare be invested?

        Generally, optional cash investments will be invested at least once per week, typically on Tuesday. Optional cash investments must be received at least two business days prior to an Investment Date to be invested on that date. If that date is a day on which the NYSE is closed, the Investment Date will be the next following date on which the NYSE is open. Under no circumstances will the Company or Computershare pay interest on any funds held pending investment. Any funds held by Computershare will be returned upon the participant's written request, provided the request is received at least two business days before an Investment Date. Any optional cash investments received of less than $50 (or less than $500 for an initial investment) or in excess of the $250,000 annual maximum will be returned to the participant.

        In the event that any deposit of money (by check or ACH debit transaction) is returned to Computershare unpaid for any reason, Computershare will consider the request for investment of such money null and void and shall immediately remove from the participant's account any common shares or fraction thereof which may have been credited to that account in connection with the returned deposit. Computershare shall be entitled to sell these common shares to satisfy any amount of such money uncollected. If the net proceeds of the sale of such common shares are insufficient to satisfy the balance of such monies which are uncollected, the participant shall be liable for any such deficiency and Computershare shall be entitled to sell additional common shares from the participant's account to satisfy the uncollected balance. In addition, a fee will be charged for any such deposit returned unpaid. (See our current Plan fee schedule in Question 11 for more information.)

DIVIDEND REINVESTMENT

15.   When will dividends be invested?

        Cash dividends on common shares are expected to be paid near the end of March, June, September and December. The Investment Date for these dividends will be on the dividend payment date or, if that date is a day on which the NYSE is closed, the Investment Date will be the next following date on which the NYSE is open.

        If Computershare receives an Enrollment Form signed by a shareholder entitled to a dividend on or before the record date for a particular dividend (generally 15 - 30 days prior to the payment date), that dividend will be used to purchase additional common shares for the shareholder on the payment date for that dividend. If the Enrollment Form is received by Computershare after the record date for a particular dividend, then the reinvestment of dividends will not begin until the next following applicable dividend payment date. For example, in order to invest the quarterly common shares dividend payable March 31 with a record date of March 1, a shareholder's Enrollment Form must be received by Computershare no later than March 1. If the Enrollment Form is received after March 1, the dividend payable on March 31 will be paid in cash, and the shareholder's participation in the Plan will begin with the next dividend payment date (June 30).

SOURCE OF PURCHASED COMMON SHARES

16.   What is the source of common shares purchased under the Plan?

        Common shares needed to meet the requirements of the Plan will be either newly issued common shares or treasury common shares purchased directly from the Company or common shares purchased in the open market. The Company may change its determination regarding the source of common shares no more than once every three months.

17.   How many common shares will be purchased for participants?

        The number of common shares purchased (including any fraction of a common share) for a particular Investment Date will be determined by dividing the total amount of cash dividends, optional cash investments (including payroll deductions) and/or any initial investment of the participant on that Investment Date by the applicable purchase price per common share. In the event of open market purchases, common shares will not be allocated to participants' accounts until the date on which Computershare has settled purchases of sufficient common shares for all participants.

18.   What will be the price of common shares purchased under the Plan?

        In the event that common shares are purchased by Computershare on the open market, Computershare may combine a participant's funds with funds of other participants and generally will batch purchase types (dividend and optional cash investments) for separate execution by its broker. At Computershare's discretion these batches may be combined and executed by its broker. Computershare may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, Computershare's broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant's account, whether purchased with funds contributed, dividends or both, shall be the weighted average price of the specific batch for such shares purchased by Computershare's broker on the relevant Investment Date or Dates.

        In the event that common shares are issued by the Company, the purchase price will be 100% of the average of the daily high and low sales prices for such common shares as reported on the NYSE composite transaction reporting system for the applicable Investment Date.

        In the unlikely event that, due to unusual market conditions, Computershare is unable to purchase common shares within 30 days (in the case of reinvested dividends) or within 35 days after receipt (in the case of optional cash investments), the funds will be returned to the participant.

        No one will have any authority or power to direct the time or price at which common shares through the Plan are purchased and no one, other than Computershare will select the broker(s) or dealer(s) through or from whom purchases are to be made.

REPORTS TO PARTICIPANTS

19.   How will participants be advised of their purchase of common shares?

        Annually, a participant will receive a statement of account. For market order sale transactions, the time of sale will be provided. For shares acquired in the Plan after January 1, 2012, specific cost basis information will be included in the participant's statement in accordance with applicable law. These statements are a participant's continuing record of purchases made through the Plan and should be retained for tax purposes. In addition, each participant will receive copies of the same communications sent to every other shareholder, including the annual report, notice of shareholders' meeting and proxy statement, and income tax information for reporting dividends paid.

        Participants should be aware that it is important to retain all statements received because, generally, a fee is incurred when requesting past history from Computershare. (See our current Plan fee schedule in Question 11 for more information.)

CERTIFICATES FOR COMMON SHARES

20.   Will certificates be issued for common shares purchased through the Plan?

        Normally, certificates for common shares purchased under the Plan will not be issued to participants. The number of common shares credited to an account under the Plan will be shown on the participant's statement of account. This additional service protects against loss, theft or destruction of certificates.

        Certificates for any number of whole common shares credited to an account under the Plan will be issued upon the request of a participant who wishes to remain in the Plan. Requests may be made by accessing his or her account through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor, or by calling Computershare at 1-800-999-7269. Written requests should be mailed to:

  Computershare Trust Company, N.A.
  Eversource Energy Shareholder Services
  P.O. Box 43078
  Providence, RI 02940-3078

        A withdrawal/termination form is provided on your account statement for this purpose.

        Common shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such common shares must request that certificates for such common shares be issued in the participant's name.

        Certificates for fractional common shares will not be issued under any circumstances.

21.   In whose name will an account be maintained and certificates registered when issued?

        An account for a participant will be maintained by Computershare in the participant's name as shown on the Company's records at the time the participant enters the Plan. When issued, certificates for full common shares will be registered in the account name.

        Upon written request, certificates can also be registered and issued in names other than the account name upon the execution of a lawful stock power assignment, if applicable, subject to compliance with any applicable laws, provided that the certificate or stock power assignment bears the signature of the participant and the signature is authenticated with a Medallion Signature Guarantee.

CHANGING METHOD OF PARTICIPATION AND WITHDRAWAL

22.   How do participants change their method of participation?

        Participants may change their method of participation at any time by accessing their account through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor, by calling Computershare at 1-800-999-7269, or by completing a new enrollment form and returning it to Computershare. A participant may also submit a written request to Computershare Trust Company, N.A., Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. The enrollment form must be received by Computershare on or before the record date of a dividend in order for the change to be effective for such dividend.

23.   May a participant withdraw from the Plan?

        Yes. The Plan is entirely voluntary and a participant may withdraw at any time.

        If the request to withdraw is received by Computershare on or before the record date for any particular dividend, the amount of the dividend which would otherwise have been invested on such Investment Date, will be paid as soon as practicable to the withdrawing participant. Thereafter, all dividends will be paid by check to the shareholder. A shareholder may elect to re-enroll in the Plan at any time as described in Question 6.

24.   How do participants withdraw some or all of their common shares from the Plan?

        In order to withdraw from the Plan, participants must notify Computershare by accessing their account through the Internet at www.eversource.com or Computershare's website at www.computershare.com/investor, by telephone at 1-800-999-7269 or in writing with a withdrawal request. A withdrawal/termination form is provided on the account statement for this purpose. This notice should be addressed to Computershare Trust Company, N.A., Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates will be issued for whole common shares credited to the participant's account under the Plan and a cash payment will be made for any fraction of a common share.

        The participant may request through the Internet, by telephone or in writing that some or all of the common shares, both whole and fractional, credited to the participant's account in the Plan be sold. If a participant requests that common shares be sold, the participant's interest in any fractional common share held at termination will be paid in cash at the then current market value of the common shares as determined in the manner set forth in Question 28, less any processing fee and any service charge.

        If Computershare receives a participant's notice of termination near the record date for a dividend, Computershare may either pay the dividend in cash or reinvest it under the Plan on the Investment Date on the participant's behalf. If reinvested, Computershare may sell the common shares purchased and send the proceeds to the participant, less any per share processing fee and any service charge.

        The participant may request that some or all of the common shares, both whole and fractional, credited to the participant's account in the Plan be sold. Participants have two choices when making a sale, depending on how the sale request is submitted, as follows:

        Market Order:    A market order is a request to sell common shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor through Investor Center or by calling Computershare at 1-800-999-7269. Market order sale requests received at www.computershare.com/investor through Investor Center or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received after 4:00 p.m. Eastern time will be placed promptly on the next day the market is open. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine whether his or her shares were sold, a participant should check his or her account online at www.computershare.com/investor through Investor Center or call Computershare directly at 1-800-999-7269. If a market order sale was not filled and a participant still wants the shares sold, he or she will need to re-enter the sale request. The price shall be the market price of the sale obtained by Computershare's broker, less any per share processing fee and any service charge.

        Batch Order:    A batch order is an accumulation of all sale requests for common shares submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five (5) business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available at www.computershare.com/investor through Investor Center or by calling Computershare directly at 1-800-999-7269. All sale requests received in writing will be submitted as batch order sales. Computershare will sell a participant's common shares on the open market within five (5) business days of receipt of a request. For this purpose, Computershare may combine each selling Plan participant's common shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant shall be the weighted average sale price obtained by Computershare's broker for each aggregate order placed by Computershare and executed by the broker, less any per share processing fee and any service charge.

        Participants should be aware that prices of common shares may fall during the period between a request for sale, its receipt by Computershare, and the ultimate sale in the open market within five (5) business days after receipt. This risk should be evaluated by the participant and is a risk to be borne solely by the participant. Proceeds from the sale of common shares will not be mailed to the participant prior to settlement of funds from the brokerage firm, which usually occurs two (2) business days after the sale of common shares. Information regarding the sale of common shares will be furnished to the Internal Revenue Service (the "IRS").

        All per share processing fees include any brokerage commissions Computershare is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee. Instructions sent to Computershare are binding and may not be rescinded. Computershare may require a sale request be submitted in writing. Participants should contact Computershare to determine if there are any limitations applicable to a particular sale request.

        If a Participant elects to sell shares online at www.computershare.com/investor, he or she may use Computershare's international currency exchange service to convert his or her sale proceeds to their local currency prior to being sent to them. Receiving sales proceeds in a local currency and having a check drawn on a local bank avoids the timely and costly "collection" process required for cashing U.S. dollar checks. This service is subject to additional terms and conditions and fees, which a participant must agree to online.

        Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which common shares purchased through the Plan are sold and no one, other than Computershare will select the broker(s) or dealer(s) through or from whom sales are to be made.

25.   How does an employee participating through payroll deductions withdraw from the Plan?

        In addition to the withdrawal request sent to Computershare, a participating employee who wishes to discontinue the payroll deductions must notify the Company's Payroll Department in writing sufficiently in advance of the employee's next paycheck to allow processing (normally at least two (2) weeks). If the notice is timely received by the Company, no further payroll deductions will be made. The accumulated amount withheld during the period between the last Investment Date and the time the withdrawal request is processed (even if less than the $50 monthly minimum amount) will be invested on the next month's Investment Date, unless prior to such Investment Date the employee notifies the Company's Payroll Department in writing that such employee wants to receive all withheld amounts in cash.

        If an employee has withdrawn from the Plan with Computershare prior to discontinuing payroll deduction, the accumulated amount withheld will be paid to the employee in cash.

26.   What happens to a fraction of a common share when a participant withdraws from the Plan?

        When a participant withdraws from the Plan, a cash payment representing any fraction of a common share will be mailed directly to the participant. The cash payment will be based on the then current market price of the common shares less any applicable fees as determined in the manner described in Question 28 when the transaction is processed. Participants should retain their statement of account as their record for income tax purposes.

27.   May an employee terminate participation through payroll deductions and still remain in the Plan?

        Yes. An employee who terminates payroll deductions may leave common shares in the Plan. The participant may also continue to make optional cash investments.

28.   What happens if a participant has less than one full common share in their Plan account?

        If a participant does not own at least one whole common share registered in their name or held through the Plan, their participation in the Plan may be terminated at the sole discretion of Eversource Energy. Eversource Energy may also terminate participation in the Plan upon written notice mailed to a participant at the address appearing on Computershare's records. If a participant's participation in the Plan has been terminated, the participant will receive a check for the cash value of any fractional common share held in their Plan account less any applicable fees. Fractions of common shares will be valued at the then current market price.

29.   May a participant who has withdrawn from the Plan rejoin?

        Generally, a participant that has withdrawn from the Plan may again rejoin at any time. However, the Company reserves the right to reject any former participant on the grounds of excessive withdrawals.

OTHER INFORMATION

30.   What happens when a participant sells or transfers all of the certificate common shares registered in the participant's name?

        If a participant disposes of all common shares registered in the participant's name in certificate form, Computershare will continue to hold any common shares credited to the account under the Plan in book-entry form. As long as there are common shares credited to a participant's account, that participant will remain a participant in the Plan until the participant notifies Computershare of a desire to terminate participation. However, if a participant has only a fractional common share credited to the participant's account under the Plan on the record date for any cash dividend on the common shares, the Company reserves the right not to reinvest any additional dividends on such fractional common share. If the Company exercises this right, the participant will receive a cash payment representing such fraction of a common share plus the amount of the cash dividend on such fraction. The cash payment for the fractional common share will be valued at the then current market price less any applicable fees, of the common shares when the transaction is processed.

31.   What happens if the Company declares a share split?

        Any split shares distributed by the Company on common shares credited to a participant's account or held by a participant in certificate form will be credited to the participant's account in book-entry form.

32.   How will a participant's common shares held under the Plan be voted at meetings of shareholders?

        You have the exclusive right to exercise all voting rights with respect to all of the common shares credited to your account. Participants will receive proxy materials from the Company for each shareholder meeting that will cover all the common shares registered in the participant's name.

33.   What are the federal income tax consequences of participation in the Plan?

a.     Reinvested Dividends

        Reinvested dividends will be subject to federal income tax in the same manner as if the dividend was paid in cash. An IRS Form 1099-DIV will be mailed by January 31.

        The tax basis of common shares purchased with reinvested dividends is the amount taxed as a dividend upon the receipt of such common shares, including amounts paid for per share processing fees.

        In the case of a shareholder who is subject to backup withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to U.S. income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the dividends and only the reduced amount will be reinvested in common shares.

b.     Optional Cash Investments

        Participants who purchase common shares with optional cash investments realize no taxable income at the time of the purchase. Employees of the Company who participate in the payroll deduction aspect of the Plan will have the same federal income tax obligations with respect to the payroll deductions as they would have had if the money were not deducted from their paycheck. Participating employees will be treated for federal income tax purposes as having received the full amount of their salary for that pay day notwithstanding the deductions from their paychecks.

        The tax basis of common shares purchased with optional cash investments is the amount paid for the common shares, including amounts paid for processing fees and service charges.

c.     General

        A participant will not realize any taxable income solely as a result of receiving a certificate for whole common shares credited to the participant's account, either upon request for the certificates for certain of those common shares or upon withdrawal from or termination of the Plan.

        A participant will recognize a gain or loss when common shares are sold, whether such sale is pursuant to a request upon the participant's withdrawal from the Plan or takes place after withdrawal from or termination of the Plan. A participant will also recognize a gain or loss upon receipt of a cash payment for a fraction of a common share. In either event, the amount of the gain or loss will be the difference between the amount which the participant receives for the common shares or fraction of a common share and the tax basis thereof.

        All participants are urged to consult their own tax advisors to determine the particular federal, state, and/or local tax consequences that may result from their participation in the Plan and the subsequent disposal by them of common shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the U.S. will vary from jurisdiction to jurisdiction.

        All common shares that are sold through Computershare will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold common shares through the Plan. The 1099-B form will only include proceeds received from the sale of common shares. The participant is responsible for calculating the cost basis of the common shares sold and any gain or loss on the sale.

d.     Shareholders Subject to Withholding

        Under backup withholding requirements of federal income tax law, dividends that are reinvested and the proceeds of the sale of any common shares under the Plan will be subject to the withholding tax if: (i) the participant fails to certify to Computershare that he or she is not subject to backup withholding and that the taxpayer identification number on the account is correct (on Form W-9); or (ii) the IRS notifies the Company or Computershare that the participant is subject to backup withholding. Any amounts withheld will be deducted from the dividends and/or from the proceeds of any sale of common shares and the remaining amount will be reinvested or paid as instructed.

        If a participant is a non-resident foreign participant, under withholding requirements of federal income tax laws, dividends that are reinvested under the Plan will be subject to the withholding tax unless reduced or eliminated pursuant to tax treaties. Any required income tax withholding will be deducted from dividends and the remaining amount will be reinvested.

34.   May the Plan be changed or discontinued?

        While the Company hopes to continue the Plan indefinitely, the Company reserves the right to amend, suspend, modify or terminate the Plan at any time. Notice of any such amendment, suspension, modification or termination will be sent to participants.

35.   What is the liability of the Company and Computershare under the Plan?

        The Company and Computershare will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of the failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, the price at which the Company's common shares are purchased or sold for participants' accounts, the times when purchases or sales are made, or fluctuations in the market value of the Company's common shares.

        The participant should recognize that neither the Company nor Computershare can assure a profit or protect against a loss on the common shares purchased under the Plan.

36.   Who interprets and regulates the Plan?

        The Company reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with the operation of the Plan.

 DESCRIPTION OF SECURITIES REGISTERED

COMMON SHARES

        Our outstanding common shares are listed on the NYSE under the symbol "ES." Any additional common shares we issue will also be listed on the NYSE. Common shareholders may receive dividends if and when declared by our Board of Trustees. Dividends may be paid in cash, shares or other form. All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.

        Each common share is entitled to one vote in the election of Trustees and other matters. Common shareholders are not entitled to cumulative voting rights. We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any.

        Computershare Trust Company, N.A. ("Computershare"), a federally chartered trust institution, is our transfer agent and registrar. Correspondence to Computershare should be sent to Computershare Investor Services, Eversource Energy Shareholder Services, P.O. Box 43078, Providence, RI 02940-3078. Computershare may be contacted by calling 1-800-999-7269 or for the TDD for the hearing impaired by calling 1-800-952-9245. You may also contact Computershare through the Internet at www.eversource.com or through Computershare's website at www.computershare.com/investor.

LEGAL MATTERS

        The validity of the common shares offered hereby has been passed upon for us by Richard J. Morrison, Deputy General Counsel of Eversource Energy Service Company and Secretary of Eversource Energy. As of March 30, 2018, Mr. Morrison beneficially owned approximately 6,972 of our common shares.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Eversource Energy and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which expresses an unqualified opinion and includes explanatory paragraphs relating to the acquisition of Macquarie Utilities, Inc. on December 4, 2017 and the exclusion of Eversource Aquarion Holdings, Inc. (formerly Macquarie Utilities, Inc.) from the assessment of internal controls over financial reporting), which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

1,750,000 Common Shares

April 3, 2018

003SSN0EA6

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC registration fee	$12,482.06
Accounting fees and expenses	10,000.00
Legal fees and expenses	2,000.00
Printing fees	2,400.00
Miscellaneous expenses	117.94

Total	$27,000.00

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Article 34 of our Declaration of Trust provides that the Trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-Trustee, or other officer or agent, or for having permitted any co-Trustee or other officer or agent to receive or retain any money or property receivable by the Trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon them, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by them in good faith in the execution of the trusts created under the Declaration of Trust. Each Trustee and every such officer, agent or representative shall be answerable and accountable only for his or her own receipts and for his or her own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him or her in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any Trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the Trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the common shares, bonds or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through such Trustee's own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him or her in bad faith; and the Trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his or her reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his or her reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him or her in the execution of the trusts created under the Declaration of Trust; and no Trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his or her duties in the said trusts.

        In addition, and without limiting the protection afforded to them, no Trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a Trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such Trustee, officer, agent or representative would otherwise have under the provisions of the Declaration of Trust (1) for any breach of such person's duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

        Article 34 of the Declaration of Trust also provides that we shall indemnify each of its Trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her acting was in our best interests. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the Trustee or officer is proper under the circumstances because such Trustee or officer acted in good faith in the reasonable belief that such person's acting was in the best interest of the association. Such determination shall be made (1) by the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

        In performing their duties, any such Trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he or she serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

        Expenses incurred by any Trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount if upon final disposition thereof he or she shall not be entitled to indemnification.

        The rights of indemnification provided by the Declaration of Trust are not exclusive of or affect any other right to which any Trustee or officer may be entitled and all such rights shall inure to the benefit of such person's heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts. We also maintain an insurance policy that insures our Trustees and officers against certain liabilities.

ITEM 16.    EXHIBITS.

        Reference is made to the Exhibit Index filed as a part of this Registration Statement.

ITEM 17.    UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which,

    individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of such the undersigned Registrant or used or referred to by such undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new

Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Declaration of Trust of Eversource Energy, as amended through May 3, 2017 (Exhibit 3.1, Eversource Energy Form 10-Q filed on May 5, 2017).
5.1	Opinion of Richard J. Morrison, Esq.
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Richard J. Morrison, Esq. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Eversource Energy, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 3rd day of April, 2018.

EVERSOURCE ENERGY (Registrant)
By:	/s/ PHILIP J. LEMBO Philip J. Lembo Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Gregory B. Butler, Philip J. Lembo and Jay S. Buth and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and all amendments (including, without limitation, post-effective amendments) thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES J. JUDGE James J. Judge	Chairman of the Board, President and Chief Executive Officer, and a Trustee (Principal Executive Officer)	April 3, 2018
/s/ PHILIP J. LEMBO Philip J. Lembo	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 3, 2018
/s/ JAY S. BUTH Jay S. Buth	Vice President, Controller and Chief Accounting Officer	April 3, 2018
/s/ JOHN S. CLARKESON John S. Clarkeson	Trustee	April 3, 2018

Signature	Title	Date

/s/ COTTON M. CLEVELAND Cotton M. Cleveland	Trustee	April 3, 2018
/s/ SANFORD CLOUD, JR. Sanford Cloud, Jr.	Trustee	April 3, 2018
/s/ JAMES S. DISTASIO James S. DiStasio	Trustee	April 3, 2018
/s/ FRANCIS A. DOYLE Francis A. Doyle	Trustee	April 3, 2018
/s/ CHARLES K. GIFFORD Charles K. Gifford	Trustee	April 3, 2018
/s/ JOHN Y. KIM John Y. Kim	Trustee	April 3, 2018
/s/ PAUL A. LA CAMERA Paul A. La Camera	Trustee	April 3, 2018
/s/ KENNETH R. LEIBLER Kenneth R. Leibler	Trustee	April 3, 2018
/s/ WILLIAM C. VAN FAASEN William C. Van Faasen	Trustee	April 3, 2018
/s/ FREDERICA M. WILLIAMS Frederica M. Williams	Trustee	April 3, 2018
/s/ DENNIS R. WRAASE Dennis R. Wraase	Trustee	April 3, 2018